INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Adviser") and AETNA GENERATION PORTFOLIOS, INC., a Maryland corporation (the "Fund"), on behalf of its AETNA ASCENT VARIABLE PORTFOLIO (the "Portfolio"), as of the date set forth below.

                               W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to authority granted by the Fund's Articles of Incorporation, the Fund has established the Portfolio as a separate investment portfolio; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund, on behalf of the Portfolio, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Portfolio on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:


I. APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Directors (the "Board"), the Fund, on behalf of the Portfolio, hereby appoints the Adviser to serve as the investment adviser to the Portfolio, to provide the investment advisory services set forth below in
Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Portfolio and has no authority to act for or represent the Portfolio in any way.


II. DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

       1. supervise all aspects of the operations of the Portfolio;

       2. select the securities to be purchased, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
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       3. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;

       4. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Portfolio, securities held by or under consideration for the Portfolio, or the issuers of those securities;

       5. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

       6. obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Portfolio's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

       7. prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Adviser from time to time, deems necessary or as are requested by the Board; and

       8. take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.

III. REPRESENTATIONS AND WARRANTIES

       A. Representations and Warranties of the Adviser

       Adviser hereby represents and warrants to the Fund as follows:

          1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

          3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

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       B. Representations and Warranties of the Portfolio and the Fund,

       The Fund, on behalf of the Portfolio, hereby represents and warrants to the Adviser as follows:

          1. Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

          2. Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Portfolio are registered or qualified for offer and sale to the public under the Securities Act of 1933, as amended (the "1933 Act") and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV. DELEGATION OF RESPONSIBILITIES

       A. Appointment of Subadviser

       Subject to the approval of the Board and the shareholders of the Portfolio, the Adviser may enter into a Subadvisory Agreement to engage a subadviser (the "Subadviser") to the Adviser with respect to the Portfolio.


       B. Duties of Subadviser

       Under a Subadvisory Agreement, the Subadviser may be delegated some or all of the following duties of the Adviser:

          1. select the securities to be purchased, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio, place trades for all such securities and regularly report thereon to the Board;

          2. formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Board;

          3. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Portfolio, securities held by or under consideration for the Portfolio, or the issuers of those securities;

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          4. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

          5. give instructions to the custodian and/or sub-custodian of the Portfolio appointed by the Board, as to deliveries of securities, transfers of currencies and payments of cash for the Portfolio as required to carry out the investment activities of the Portfolio, in relation to the matters contemplated by this Agreement; and

          6. provide such financial support, administrative services and other duties as the Adviser deems necessary and appropriate.

       C. Duties of the Adviser

       In the event the Adviser delegates certain responsibilities hereunder to a Subadviser, the Adviser shall, among other things:

          1. monitor the investment program maintained by the Subadviser for the Portfolio and the Subadviser's compliance program to ensure that the Portfolio's assets are invested in compliance with the Subadvisory Agreement and the Portfolio's investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Portfolio, as filed with the Commission under the 1933 Act and the 1940 Act ("Registration Statement");

          2. review all data and financial reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

          3. establish and maintain regular communications with the Subadviser to share information it obtains with the Subadviser concerning the effect of developments and data on the investment program maintained by the Subadviser; and

          4. oversee all matters relating to the offer and sale of the Portfolio's shares, the Fund's corporate governance, reports to the Board, contracts with all third parties on behalf of the Portfolio for services to the Portfolio, reports to regulatory authorities and compliance with all applicable rules and regulations affecting the Portfolio's operations.

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V. BROKER-DEALER RELATIONSHIPS

       A. Portfolio Trades

       The Adviser, at its own expense, shall place all orders for the purchase and sale of portfolio securities for the Portfolio with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received.

       B. Selection of Broker-Dealers

       In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser may also select brokers or dealers to effect transactions for the Portfolio who provide payment for expenses of the Portfolio. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services or expenses, a commission for executing a portfolio transaction for the Portfolio that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer and is paid in compliance with Section 28(e) or other rules and regulations of the Commission. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


VI. CONTROL BY THE BOARD

Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Portfolio pursuant thereto, shall at all times be subject to any directives of the Board.


VII. COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

          1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;

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          2. all policies and procedures of the Fund as adopted by the Board and as described in the Registration Statement;

          3. the provisions of the Fund's Articles of Incorporation, as amended;

          4. the provisions of the Bylaws of the Fund, as amended; and

          5. any other applicable provisions of state and federal law.


VIII. COMPENSATION

For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund, on behalf of the Portfolio, shall pay to the Adviser an annual fee, payable monthly, equal to .60% of the average daily net assets of the Portfolio. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of
 .60% of the daily net assets of the Portfolio. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of Section X hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible. For so long as a Subadvisory Agreement is in effect, the Portfolio acknowledges on behalf of the Portfolio that the Adviser will pay to the Subadviser, as compensation for acting as Subadviser to the Portfolio, the fees specified in the Subadvisory Agreement.


IX. EXPENSES

The expenses in connection with the management of the Portfolio shall be allocated between the Portfolio and the Adviser as follows:

       A. Expenses of the Adviser

       The Adviser shall pay:

          1. the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Portfolio, including without limitation, office space, office equipment, telephone and postage costs;

          2. all fees and expenses of all directors, officers and employees, if any, of the Fund who are employees of the Adviser or an affiliated entity, including any salaries and employment benefits payable to those persons;

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       B. Expenses of the Portfolio

       The Portfolio shall pay:

          1. investment advisory fees pursuant to this Agreement;

          2. brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the Portfolio's investment portfolio or other investment transactions incurred in managing the Portfolio's assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

          3. fees and expenses of the Portfolio's independent accountants and legal counsel and the independent directors' legal counsel;

          4. fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent of the Portfolio;

          5. interest and taxes;

          6. fees and expenses of any membership in the Investment Company Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;

          7. insurance premiums on property or personnel (including officers and directors) of the Fund which benefit the Portfolio;

          8. all fees and expenses of the Company's directors, who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser;

          9. expenses of preparing, printing and distributing proxies, proxy statements, prospectuses and reports to shareholders of the Portfolio, except for those expenses paid by third parties in connection with the distribution of Portfolio shares and all costs and expenses of shareholders' meetings;

         10. all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of the Portfolio or in cash;

         11. costs and expenses of promoting the sale of shares in the Portfolio, including preparing prospectuses and reports to shareholders of the Portfolio, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Portfolio shares;

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         12. fees payable by the Portfolio to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Portfolio in any state or territory of the United States or of the District of Columbia;

         13. all costs attributable to investor services, administering shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and

         14. any other ordinary, routine expenses incurred in the management of the Portfolio's assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Portfolio and any indemnification by the Fund of its officers, directors or agents.


X. EXPENSE LIMITATION

If, for any fiscal year, the total of all ordinary business expenses payable by the Portfolio, including all investment advisory fees but excluding brokerage commissions, distribution fees, taxes, interest and extraordinary expenses and certain other excludable expenses, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of the Portfolio are offered for sale (unless a waiver is obtained), the Adviser shall reduce its advisory fee to the extent necessary to meet such expense limit, but the Adviser will not be required to reimburse the Portfolio for any ordinary business expenses which exceed the amount of its advisory fee for such fiscal year. The amount of any such reduction is to be borne by the Adviser and shall be deducted from the monthly advisory fee otherwise payable to the Adviser during such fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.


XI. ADDITIONAL SERVICES

Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Portfolio that are not required by this Agreement. Such services will be performed on behalf of the Portfolio and the Adviser may receive from the Portfolio such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the best interests of the Portfolio and its shareholders. Payment or assumption by the Adviser of any Portfolio expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Portfolio nor obligate the Adviser to pay or assume any similar Portfolio expense on any subsequent occasions. Such services may include, but are not limited to, (a) the services of a principal financial officer of the Fund (including applicable office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Fund and the Portfolio and the services (including applicable office space, facilities and equipment) of any

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of the personnel operating under the direction of such principal financial officer; (b) the services of staff to respond to shareholder inquiries concerning the status of their accounts, providing assistance to shareholders in exchanges among the investment companies managed or advised by the Adviser, changing account designations or changing addresses, assisting in the purchase or redemption of shares; or otherwise providing services to shareholders of the Portfolio; and (c) such other administrative services as may be furnished from time to time by the Adviser to the Fund or the Portfolio at the request of the Board.


XII. NONEXCLUSIVITY

The services of the Adviser to the Portfolio are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.


XIII. TERM

This Agreement shall become effective at the close of business on July 31, 1996, and shall remain in force and effect through December 31, 1997, unless earlier terminated under the provisions of Article XV.


XIV. RENEWAL

Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

       1. a. by the Board, or

          b. by the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

       2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.

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XV. TERMINATION

This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment", as that term is defined in Section 2(a)(4) of the 1940 Act.


XVI. LIABILITY

The Adviser shall be liable to the Portfolio and shall indemnify the Portfolio for any losses incurred by the Portfolio, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.


XVII. NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         if to the Fund, on behalf of the Portfolio or the Adviser:

         151 Farmington Avenue, RE4C
         Hartford, Connecticut  06156
         Fax number: 860/273-8340
         Attn:  Secretary


XVIII. QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

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XIX. SERVICE MARK

The service mark of the Fund and the Portfolio and the name "Aetna" have been adopted by the Fund with the permission of Aetna Life and Casualty Company and their continued use is subject to the right of Aetna Life and Casualty Company to withdraw this permission in the event the Adviser or another subsidiary or affiliated corporation of Aetna Life and Casualty Company should not be the investment adviser of the Portfolio.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 1st day of August, 1996.


                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                        By:      /s/ Shaun P. Mathews
                                                 -------------------------------
                                        Name:    Shaun P. Mathews
                                                 -------------------------------
Attest:                                 Title:   Vice President
                                                 -------------------------------


/s/ DeAnn S. Anastasio
-----------------------------
DeAnn S. Anastasio                      AETNA GENERATION PORTFOLIOS, INC.
Assistant Corporate Secretary           on behalf of its
                                        Aetna Ascent Variable Portfolio

                                        By:      /s/ Shaun P. Mathews
                                                 -------------------------------
                                        Name:    Shaun P. Mathews
                                                 -------------------------------
Attest:                                 Title:   President
                                                 -------------------------------

/s/ Susan E. Bryant
-----------------------------
Susan E. Bryant
Secretary

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                          Investment Advisory Agreement
      Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Investment Advisory Agreements have been entered into by Aetna Generation Portfolios, Inc. on behalf of the following portfolios in substantially the same form and type as exhibit 24(b)(5)(a) - Investment Advisory Agreement between Aetna Life Insurance and Annuity Company and Aetna Generation Portfolios, Inc., on behalf of its Aetna Ascent Variable Portfolio, included herewith.

           Date                     Portfolio                     Difference
           ----                     ---------                     ----------
          8/1/96       Aetna Crossroads Variable Portfolio           none

          8/1/96       Aetna Legacy Variable Portfolio               none